Exhibit 99.3

August 31, 2015

Dear Blyth, PartyLite and Silver Star Brands Employees,

We have some important and exciting news to share with you today.

This morning, we announced publicly that Blyth will be acquired by The Carlyle Group, a global investment firm with a proven track record of growing consumer companies. Carlyle, based in Washington, DC, is a 28-year old firm with deep industry expertise, a global reach and a culture of collaboration. We believe this partnership is in the best interests of our consumers, employees, independent sales consultants and public shareholders.

This is an important day in Blyth’s 40-year history. Carlyle understands what our team has accomplished and supports our vision for the future. Building on our strong consumer relationships, Carlyle is the right partner to take PartyLite and Silver Star Brands to the next level of creativity, product innovation and global growth.

After the close of the transaction, our goal will remain the same: to build a best-in-class global business. Together, Carlyle and Blyth management expect to increase our investment in product development, grow our employee and consultant base, and fully leverage the global footprints of both firms.

Founded in 1987, The Carlyle Group has grown into one of the largest and most successful alternative investment firms, with more than 1,700 professionals operating in 35 offices around the world and assets of $193 billion. The firm’s 700+ investment professionals operate on six continents with local knowledge and relationships to invest in sectors they know, including consumer & retail.

We expect this transaction to become final in October 2015, though the timing can change based on regulatory approval and satisfaction of other closing conditions. In the meantime, we appreciate your continued focus on and commitment to excellence on behalf of our consultants and consumers.

We will do our best to keep you informed during this process with any relevant information to the extent appropriate. To that end, we invite you to listen to a recorded message from me about the transaction that can be found on BlythNet. Management at your location will also be able to answer specific questions you may have. Please note that because we are still in the early stages of this pending transaction, we may not currently have the answers to all of your questions. In the meantime, enclosed is a set of FAQs that may address many of your questions.

These types of announcements often attract significant media interest. As always, it is important that we speak with one voice. If you receive any media or third party inquiries regarding our announcement, please do not respond yourself; instead, please forward any inquiries to Jane Casey, our Chief Financial Officer, at (203) 552-6619 or jcasey@blyth.com, who will assist in preparing an appropriate response. Additionally, due to Securities and Exchange Commission regulations, we kindly ask that you refrain from posting comments or news about this transaction on social media, such as Facebook, LinkedIn, Twitter and others.

With appreciation,

/s/ Robert B. Goergen, Jr.

Robert B. Goergen, Jr.

President and CEO

Blyth/Carlyle Partnership – Employee FAQ

The Transaction:

What does today’s announcement mean?

Today Blyth entered into an agreement with The Carlyle Group whereby Carlyle will acquire all of Blyth’s outstanding shares of common stock, subject to the terms and conditions of the merger agreement. This will be accomplished through a tender offer that will commence shortly and should be completed by the end of October 2015. The closing is subject to the satisfaction of customary closing conditions, including the receipt of regulatory clearance. We do not anticipate any issues with satisfying these conditions and Blyth and Carlyle are committed to closing the transaction on a timely basis. At that time, Blyth will no longer be a publicly-traded company. It will become a private company, with Carlyle as its primary owner.

Will the Goergen family continue to own any Blyth shares?

No. Bob, Pam and Rob Goergen have all agreed to sell their shares in the tender offer, subject to the terms and conditions of a tender and support agreement.

How does the tender offer work?

Within the next 10 business days, an affiliate of Carlyle will formally launch a tender offer to acquire shares from our stockholders for $6.00 per share. Stockholders will receive additional materials that explain the process for tendering their shares.

What if I own shares and do not accept the tender offer?

If the offer is consummated and Carlyle owns more than a majority of our outstanding shares following consummation of the offering, we will be acquired by Carlyle in a second-step merger, in which any untendered shares will be acquired by Carlyle for the offer price in cash, without interest and subject to any applicable tax withholding.

I own Blyth shares. What do I need to do?

Carlyle will be making a tender offer to purchase all the outstanding shares of Blyth common stock at a price of $6.00 per share, net to the holder of such share of Blyth common stock, in cash, without interest and subject to any applicable tax withholding. You will receive materials that will explain in more detail the terms of Carlyle’s tender offer and the basis for the recommendation of Blyth’s Board of Directors that our stockholders tender their shares in the tender offer. The materials will also explain the process for accepting Carlyle’s tender offer, should you decide to do so. If you accept the tender offer and the tender offer is successful, following the closing of the transaction, your shares will be purchased and you will no longer have any ownership interests in Blyth. If the offer is consummated and Carlyle owns more than a majority of our outstanding shares following consummation of the offering, we will be acquired by Carlyle in a second-step merger, in which any untendered shares will be acquired by Carlyle for the offer price in cash. Please read these materials carefully and consult your tax advisor to advise you as to the capital gains and other tax considerations related to the transaction that may be important to you.

Why is Blyth doing this?

We believe this partnership is in the best interests of our customers, employees, sales consultants and public shareholders. Carlyle understands what our team has accomplished and supports our vision for the future. The firm wants to build on our strong consumer relationships, and is the right partner to help take PartyLite and Silver Star Brands to the next level of creativity, product innovation and global growth.

Why is Carlyle doing this?

Carlyle believes Blyth is a great company and wants to help us become even better. Carlyle wants to help drive Blyth’s product innovation and growth goals. The firm is particularly impressed with PartyLite’s network of 40,000 independent consultants, especially their remarkable passion for our products and services.

Who is the Carlyle Group?

The Carlyle Group is a global investment firm with a proven track record of growing consumer companies. Carlyle, based in Washington, DC, is a 28-year old firm with deep industry expertise, a global reach and a culture of collaboration. In its history, Carlyle has invested in and created value in many global brands, including Hertz, Dunkin’ Brands, Moncler, Mrs. Fields Cookies, and dozens of others. Simply put, Carlyle’s objective is to find strong companies that they can help make even better. Carlyle is all about innovation and growth. Click here to watch a video on how Carlyle creates value in the companies it buys: http://www.carlyle.com/news-room/corporate-videos_new

What will change going forward when we’re a private company?

Blyth’s stock will no longer be traded on an exchange and it will no longer be subject to the SEC reporting requirements that require public companies to disclose information on an ongoing basis, such as the annual 10-K, the quarterly 10-Q and unscheduled periodic 8-K filings for specified events such as acquisitions, divestitures and other events of importance to the investor. But, for the vast majority of employees, not much will change. We believe that by going private, we can focus more of our time and energy on growing the business through accelerated product innovation and geographic expansion.

Leadership:

Who will run Blyth going forward?

Carlyle’s approach is to support the management teams of the companies in which it invests. Carlyle will have seats on our board and will share its core strengths with us: global network, deep industry expertise and management best practices.

What role will Carlyle play in running Blyth day-to-day?

We expect that Blyth management will run the firm day-to-day.

Jobs/Benefits:

What impact will this have on my job/jobs in general at Blyth?

Essentially, we expect it to be “business as usual” and there are no plans for mass staff reductions. Carlyle wants to help Blyth innovate and grow, both in its existing markets and in new markets where our direct-to-consumer model can be successful. Over time, there may be changes as we respond to market challenges and opportunities, indicating the need to add or re-allocate resources. We will do our best to communicate these changes with you as we have in the past.

How does this affect the relocation of Blyth’s corporate headquarters to Plymouth?

The corporate team will relocate, as planned, during September when its lease in Greenwich ends.

What impact will this have on compensation and benefits?

There are no plans to make any changes to our pay and benefit packages. We expect that things like your salary, target bonus, service date, accrued PTO, etc. remain unchanged.

What happens to my unvested RSU’s?

The vesting of RSU grants that have been previously awarded will be accelerated at the closing of the transaction. 2015 RSU grants will be subject to the same performance criteria which, if met, will result in a cash award or shares of the new company.

Communications with Outside Parties:

What should I do if I receive questions regarding the transaction from the media or any third party?

The news about the transaction may generate interest from the media or investors. The Securities and Exchange Commission (the “SEC”) has very specific communications rules related to a transaction like this, and it is extremely important that we follow these rules. If you receive any inquiry from the media or other third party regarding this announcement, please do not respond yourself; instead, forward it immediately to Jane F. Casey, our Chief Financial Officer, at (203) 552-6619 or jcasey@blyth.com, who will assist in preparing the appropriate response. Additionally, due to SEC regulations, we ask that you refrain from posting comments or news about this transaction on social media such as Facebook, LinkedIn, Twitter, and others.

The Future:

What is going to change?

After the close of the transaction, our goal will remain the same: to build a best-in-class global business. In general, today’s announcement should have little effect on your day-to-day responsibilities and how you conduct business. Together, Carlyle and Blyth management expect to increase our investment in product development, grow our employee and consultant base, and fully leverage the global footprints of both firms.

After the transaction closes, will I still work for Blyth/PartyLite/Silver Star Brands or will I work for Carlyle?

Employees will continue to work for Blyth, PartyLite or Silver Star Brands; the name of the company will not change.

Will we keep our direct-to-consumer business model, i.e., independent sales consultants at PartyLite and Catalog/E-Commerce selling at Silver Star Brands?

Absolutely. In fact, our intention is to continue to grow the consultant base and provide our consultants with even more tools that will enable them to grow their businesses. At Silver Star Brands, the plan is to continue to pursue its multi-channel marketing strategy.

Will PartyLite continue to operate in all of its global markets and will it continue to expand geographically?

Yes. PartyLite products will continue to be available in 23 global markets and we will continue to evaluate other markets for geographic expansion on an opportunistic basis.

Additional Information

The tender offer for the outstanding common stock of Blyth, Inc. (“Blyth”) has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of Blyth’s common stock. The solicitation and the offer to purchase shares of Blyth’s common stock will only be made pursuant to an offer to purchase and related materials that an affiliate of The Carlyle Group intends to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, an affiliate of The Carlyle Group will file a Tender Offer Statement on Schedule TO with the SEC, and Blyth will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. BLYTH STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by contacting Blyth’s Investor Relations Department either by mail at One East Weaver Street, Greenwich, CT 06831, by telephone at (203) 552-6630 or by e-mail at sflinn@blyth.com.

Forward-Looking Statements

This communication contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate”, “contemplate”, “target” or “believe” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. Various factors could adversely affect Blyth’s operations, business or financial results in the future and cause its actual results to differ materially from those contained in the forward-looking statements. The forward looking statements contained herein include assumptions about Blyth’s operations, and certain plans, activities or events which Blyth expects will or may occur in the future. Risks and uncertainties related to the proposed transactions include, among others: (1) uncertainties as to how many stockholders will tender their stock in the offer, (2) the possibility that competing offers will be made, (3) the ability to obtain requisite regulatory approvals required to complete the proposed transactions, (4) the satisfaction of the conditions to the consummation of the proposed transactions, (5) the timing of the completion of the proposed transactions and (6) the potential impact of the announcement or consummation of the proposed transactions on Blyth’s relationships, including with employees, consultants, suppliers, customers, landlords and sourcing agents. With respect to Blyth, please also refer to those factors discussed in detail in the “Risk Factors” sections contained in Blyth’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015 and in Blyth’s subsequently filed Quarterly Reports on Form 10-Q. With respect to The Carlyle Group, please also refer to those factors discussed in detail in the “Risk Factors” section contained in The Carlyle Group’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015. Given these uncertainties, undue reliance should not be placed on these forward-looking statements and Blyth and The Carlyle Group caution investors that any forward-looking statements made by Blyth and The Carlyle Group are not guarantees of future performance or events. There can be no assurance that the tender offer, merger or other any other transaction will be consummated. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the control of Blyth and The Carlyle Group. All forward-looking statements are as of the date of this communication only and neither Blyth nor The Carlyle Group undertakes any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.